PROXY

evergreen UTILITY AND TELECOMMUNICATIONS fund,

A SERIES OF EVERGREEN EQUITY TRUST

proxy for the meeting of shareholders to be held on DECEMBER 15, 2006

The undersigned, revoking all Proxies heretofore given, hereby appoints Michael H. Koonce, Catherine F. Kennedy, Maureen E. Towle, Kevin J. Ouellette and Lloyd Lipsett, or each of them acting individually, as Proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Utility and Telecommunications Fund (the “Fund”), a series of the Evergreen Equity Trust, that the undersigned is entitled to vote at the meeting of shareholders of the Fund to be held at 10 a.m. Eastern Time on December 15, 2006 at the offices of Evergreen Investments, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

THE BOARD OF TRUSTEES RECOMMENDs A VOTE “FOR” THE PROPOSAL.

Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, EITHER owner may sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

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Signature(s) and Title(s), if applicable                                                Date

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY.  If joint owners, EITHER may sign this proxy.  When signing as attorney, administrator, trustee, guardian, or custodian for a minor, please give your full title.  When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE EVERGREEN EQUITY TRUST.  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.  THE BOARD OF TRUSTEES OF THE EVERGREEN EQUITY TRUST RECOMMENDS A VOTE FOR THE PROPOSAL.

Please mark your vote below in blue or black ink.  Do not use red ink.

	FOR	AGAINST	ABSTAIN
To approve the Sub-Advisory Agreement with Crow Point Partners, LLC.

In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the Meeting or any adjournment thereof.

If you should have any questions about the proxy material or the execution of your vote, simply call (800) 821-8781 between the hours of 10 am and 10 pm Eastern time.  Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given to the proxy holders to vote in accordance with the views of the management of the Fund thereto.  Management is not aware of any such matters.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!